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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Annual Report on Form 10-K, into the Company's previously filed registration statements on Form S-8 (File No. 333-47069) and on Form S-8 (File No. 333-56849).

ARTHUR ANDERSEN LLP

Houston, Texas
March 29, 1999